Exhibit 99.2
                 UNANIMOUS CONSENT RESOLUTION OF

             VALLEY HIGH OIL, GAS & MINERALS, INC.,
                        a Utah corporation

Approving execution of a March 12, 2004, Agreement and Plan of Merger


     Pursuant to applicable provisions of the Revised Utah Business Corporations Act, the undersigned directors of VALLEY HIGH OIL, GAS & MINERALS, INC., a Utah corporation ("Company"), hereby unanimously approve execution of a certain Agreement and Plan of Merger ("Agreement and Plan") dated the 12th day of March, 2004, an agreement by and between the Company and its recently incorporated and wholly owned Nevada subsidiary, VALLEY HIGH MINING COMPANY. A copy of said Agreement and Plan is attached hereto and incorporated herein by reference. The undersigned directors hereby further unanimously approve execution of a written shareholder consent casting all one hundred (100) issued and outstanding shares of VALLEY HIGH MINING COMPANY, a Nevada corporation, of which the Company is sole owner and holder, in favor of said Agreement and Plan.

     IN WITNESS WHEREOF, the undersigned directors of VALLEY HIGH OIL, GAS & MINERALS, INC., a Utah corporation, hereby unanimously certify that the foregoing action was duly adopted and made effective on the 12th day of March, 2004.

     DATED this 12th day of March, 2004.


                                   /s/John Michael Coombs
                                   John Michael Coombs, Director
     DATED this 12th day of March, 2004.


                                   /s/George J. Cayias
                                   George J. Cayias, Director

     DATED this 12th day of March, 2004.


                                   /s/Dorothy C. Coombs
                                   Dorothy C. Coombs, Director

                        CONSENT RESOLUTION
                     OF THE SOLE DIRECTOR OF
                   VALLEY HIGH MINING COMPANY,
       a Nevada corporation and wholly owned subsidiary of
   Valley High Oil, Gas & Minerals, Inc., a Utah corporation

Approving execution of a March 12, 2004 Agreement and Plan of Merger

     Pursuant to the applicable provisions of the Nevada Revised Statutes, the undersigned sole director of Valley High Mining Company, a Nevada corporation ("Subsidiary" or "Survivor") hereby approves execution of a certain Agreement and Plan of Merger ("Agreement and Plan") dated the 12th day of March, 2004, an agreement by and between Subsidiary and its parent corporation, Valley High Oil, Gas & Minerals, Inc., a Utah corporation. A copy of said Agreement and Plan is attached hereto and incorporated herein by reference.

     IN WITNESS WHEREOF, the undersigned sole director of Valley High Mining Company, a Nevada corporation, hereby certifies that the foregoing action was duly adopted and made effective on the day first above written.

     DATED this 12th day of March, 2004.


                                   /S/John Michael Coombs
                                   John Michael Coombs, Sole Director

           UNANIMOUS CONSENT TO SHAREHOLDER ACTION OF

       VALLEY HIGH MINING COMPANY, a Nevada corporation,

                       WITHOUT A MEETING


     Pursuant to Nevada Revised Statutes (NRS) Section 78.320 entitled "Stockholders' meetings; . . . consent for actions taken without meeting," the undersigned sole shareholder of VALLEY HIGH MINING COMPANY., a recently formed Nevada corporation (hereinafter "Company"), hereby consents, in writing, to cast all of its one hundred (100) shares held in the Company, namely, the only shares of the Company currently issued and outstanding, in favor of a certain Agreement and Plan of Merger dated March 12, 2004, by and between VALLEY HIGH OIL, GAS & MINERALS, INC., a Utah corporation, and the Company. The purpose of such Plan and Agreement is to change the domicile of VALLEY HIGH OIL, GAS & MINERALS, INC., a Utah corporation, to that of the State of Nevada pursuant to applicable provisions of the Internal Revenue Code. Because such 100 shares represent the total number of issued and outstanding shares of the Company and because the Company has but one shareholder at this time, this shareholders' approval or vote in favor of the Agreement and Plan is unanimous.

     This written consent shall also constitute minutes of the proceedings of the stockholders of the Company as contemplated in NRS Section 78.320.3. As further contemplated in NRS Section 78.320.3 and because this consent to shareholder action is in writing, notice of a stockholders' meeting was not given and no formal meeting was called or held.

     DATED and made effective this 12th day of March, 2004.

                              VALLEY HIGH OIL, GAS & MINERALS, INC.,
                              a Utah corporation and the sole
                               shareholder of the Company designated
                               above



                              /s/John Michael Coombs
                              By:  John Michael Coombs
                              Its:   President

Attest:


/s/Dorothy C. Coombs
By:  Dorothy C. Coombs, Secretary/Treasurer